UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On April 3, 2014, Washington Banking Company (the “Company”) issued a press release announcing that Glass Lewis & Co. and International Shareholder Services had recommended that Company and Heritage Financial Corporation (“Heritage”) shareholders vote for the proposed merger between the Company and Heritage at their respective special shareholders’ meetings scheduled for April 15, 2014 for the Company and April 14, 2014 for Heritage. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Heritage.

Item 8.01	Other Events

On April 4, 2014, the Company announced that its Board of Directors declared a cash dividend of $0.14 per common share payable to shareholders of record on April 15, 2014 and payable on April 29, 2014. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.
99.1 Joint Press Release dated April 3, 2014
99.2 Dividend Press Release dated April 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: April 4, 2014	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer